EXHIBIT 99

SPS Commerce Reports Third Quarter 2023 Financial Results

Company delivers 91st consecutive quarter of topline growth

Revenue growth of 18% year-over-year; Recurring revenue growth of 20% year-over-year

MINNEAPOLIS, Oct. 26, 2023 (GLOBE NEWSWIRE) -- SPS Commerce, Inc. (Nasdaq: SPSC), a leader in retail cloud services, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

  Revenue was $135.7 million in the third quarter of 2023, compared to $114.5 million in the third quarter of 2022, reflecting 18% growth.
  Recurring revenue grew 20% from the third quarter of 2022.
  Net income was $16.8 million or $0.45 per diluted share, compared to net income of $15.9 million or $0.43 per diluted share in the third quarter of 2022.
  Non-GAAP income per diluted share was $0.75, compared to non-GAAP income per diluted share of $0.63 in the third quarter of 2022.
  Adjusted EBITDA for the third quarter of 2023 increased 17% to $40.5 million compared to the third quarter of 2022.

“SPS Commerce’s third quarter performance reflects the ongoing investments in optimization and automation across the retail industry, and the role we play in helping our customers achieve operational efficiencies while scaling their businesses,” said Archie Black, Executive Chair of the Board. “I have had the privilege to work with and lead an exceptionally talented workforce and I’m proud that together we built a company that has consistently delivered exceptional results for our customers and shareholders, and I am confident SPS is positioned for continued success with Chad Collins at the helm.”

“I am thrilled to join SPS Commerce at such an important time for the company and the industry, and I want to thank the management team and the board for their trust in me to lead SPS in its next chapter of growth,” said Chad Collins, CEO of SPS Commerce. “As I engage with customers and spend time with SPS employees across the globe, I look forward to building relationships and reinforcing the culture that has established SPS as a successful organization with a very exciting future.”

“SPS continues to grow its global network, strengthening our competitive position and expanding our leadership across various industries,” said Kim Nelson, CFO of SPS Commerce. “I would like to welcome Chad to the SPS team and look forward to working together as we execute on SPS’ strategy to be the world’s retail network, and continue to deliver sustained, profitable growth.”

Guidance

Fourth Quarter 2023 Guidance

  Revenue is expected to be in the range of $142.2 million to $143.2 million.
  Net income per diluted share is expected to be in the range of $0.40 to $0.42, with fully diluted weighted average shares outstanding of 37.7 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $0.67 to $0.69.
  Adjusted EBITDA is expected to be in the range of $40.5 million to $41.3 million.
  Non-cash, share-based compensation expense is expected to be $10.0 million, depreciation expense is expected to be $5.1 million, and amortization expense is expected to be $4.5 million.

Full Year 2023 Guidance

  Revenue is expected to be in the range of $534.2 million to $535.2 million, representing 18% to 19% growth over 2022.
  Net income per diluted share is expected to be in the range of $1.65 to $1.67, with fully diluted weighted average shares outstanding of 37.5 million shares.
  Non-GAAP income per diluted share is expected to be in the range of $2.77 to $2.79.
  Adjusted EBITDA is expected to be in the range of $156.2 to $157.0 million, representing 18% to 19% growth over 2022.
  Non-cash, share-based compensation expense is expected to be $46.1 million, depreciation expense is expected to be $19.0 million, and amortization expense is expected to be $15.6 million.

The forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially. The Company does not present a reconciliation of the forward-looking non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, and non-GAAP income per share, to the most directly comparable GAAP financial measures because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized.

Quarterly Conference Call

To access the call, please dial 1-833-816-1382, or outside the U.S. 1-412-317-0475 at least 15 minutes prior to the 3:30 p.m. CT start time. Please ask to join the SPS Commerce Q3 2023 conference call. A live webcast of the call will also be available at http://investors.spscommerce.com under the Events and Presentations menu. The replay will also be available on our website at http://investors.spscommerce.com.

About SPS Commerce

SPS Commerce is the world’s leading retail network, connecting trading partners around the globe to optimize supply chain operations for all retail partners. We support data-driven partnerships with innovative cloud technology, customer-obsessed service and accessible experts so our customers can focus on what they do best. To date, more than 115,000 companies in retail, distribution, grocery and e-commerce have chosen SPS as their retail network. SPS has achieved 91 consecutive quarters of revenue growth and is headquartered in Minneapolis. For additional information, contact SPS at 866-245-8100 or visit www.spscommerce.com.

SPS COMMERCE, SPS, SPS logo and INFINITE RETAIL POWER are marks of SPS Commerce, Inc. and registered in the U.S. Patent and Trademark Office, along with other SPS marks. Such marks may also be registered or otherwise protected in other countries.

SPS-F

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, we provide investors with Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP income per share, all of which are non-GAAP financial measures. We believe that these non-GAAP financial measures provide useful information to our management, Board of Directors, and investors regarding certain financial and business trends relating to our financial condition and results of operations.

Our management uses these non-GAAP financial measures to compare our performance to that of prior periods for trend analyses and planning purposes. Adjusted EBITDA is also used for purposes of determining executive and senior management incentive compensation. We believe these non-GAAP financial measures are useful to an investor as they are widely used in evaluating operating performance. Adjusted EBITDA and Adjusted EBITDA Margin are used to measure operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of capital structure and the method by which assets were acquired.

These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures exclude significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements and are subject to inherent limitations. Investors should review the reconciliations of non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release.

Adjusted EBITDA Measures:

Adjusted EBITDA consists of net income adjusted for income tax expense, depreciation and amortization expense, stock-based compensation expense, realized gain or loss from foreign currency on cash and investments held, investment income or loss, and other adjustments as necessary for a fair presentation. In the three months ended September 30, 2023, other adjustments included the expense impact from acquisition-related employee severance costs. In the nine months ended September 30, 2023, other adjustments included the expense impacts from acquisition-related employee severance costs and disposals of certain capitalized internally developed software. Net income is the comparable GAAP measure of financial performance.

Adjusted EBITDA Margin consists of Adjusted EBITDA divided by revenue. Margin, the comparable GAAP measure of financial performance, consists of net income divided by revenue.

Non-GAAP Income Per Share Measure:

Non-GAAP income per share consists of net income adjusted for stock-based compensation expense, amortization expense related to intangible assets, realized gain or loss from foreign currency on cash and investments held, other adjustments as necessary for a fair presentation, and the corresponding tax impacts of the adjustments to net income, divided by the weighted average number of shares of common and diluted stock outstanding during each period. In the three months ended September 30, 2023, other adjustments included the expense impact from acquisition-related employee severance costs. In the nine months ended September 30, 2023, other adjustments included the expense impacts from acquisition-related employee severance costs and disposals of certain capitalized internally developed software. Net income per share, the comparable GAAP measure of financial performance, consists of net income divided by the weighted average number of shares of common and diluted stock outstanding during each period.

To quantify the tax effects, we recalculated income tax expense excluding the direct book and tax effects of the specific items constituting the non-GAAP adjustments. The difference between this recalculated income tax expense and GAAP income tax expense is presented as the income tax effect of the non-GAAP adjustments.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management's view of SPS Commerce's future expectations, plans and prospects, including our views regarding future execution within our business, the opportunity we see in the retail supply chain world and our performance for the fourth quarter and full year of 2023, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of SPS Commerce to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents SPS Commerce files with the Securities and Exchange Commission, including but not limited to, SPS Commerce's Annual Report on Form 10-K for the year ended December 31, 2022, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on SPS Commerce's future results. The forward-looking statements included in this press release are made only as of the date hereof. SPS Commerce cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, SPS Commerce expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except shares)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$178,702	$162,893
Short-term investments	60,628	51,412
Accounts receivable	48,218	42,501
Allowance for credit losses	(3,077)	(3,066)
Accounts receivable, net	45,141	39,435
Deferred costs	59,525	52,755
Other assets	15,743	16,319
Total current assets	359,739	322,814
Property and equipment, net	36,209	35,458
Operating lease right-of-use assets	8,315	9,170
Goodwill	252,045	197,284
Intangible assets, net	103,597	88,352
Other assets
Deferred costs, non-current	19,521	17,424
Deferred income tax assets	6,805	227
Other assets, non-current	1,177	2,185
Total assets	$787,408	$672,914
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,195	$11,256
Accrued compensation	41,474	30,235
Accrued expenses	8,900	7,451
Deferred revenue	71,853	57,423
Operating lease liabilities	4,449	4,277
Total current liabilities	132,871	110,642
Other liabilities
Deferred revenue, non-current	6,849	4,771
Operating lease liabilities, non-current	10,563	13,009
Deferred income tax liabilities	10,281	7,419
Total liabilities	160,564	135,841
Commitments and contingencies
Stockholders' equity
Common stock	39	38
Treasury Stock	(128,892)	(128,892)
Additional paid-in capital	520,313	476,117
Retained earnings	240,034	193,221
Accumulated other comprehensive loss	(4,650)	(3,411)
Total stockholders’ equity	626,844	537,073
Total liabilities and stockholders’ equity	$787,408	$672,914

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$135,661	$114,486	$391,945	$328,857
Cost of revenues	45,521	38,605	133,029	111,524
Gross profit	90,140	75,881	258,916	217,333
Operating expenses
Sales and marketing	30,289	25,334	89,722	74,571
Research and development	13,558	11,135	39,438	33,268
General and administrative	21,906	16,724	64,275	49,390
Amortization of intangible assets	3,788	2,998	11,118	7,936
Total operating expenses	69,541	56,191	204,553	165,165
Income from operations	20,599	19,690	54,363	52,168
Other income (expense), net	1,702	(695)	4,859	(1,610)
Income before income taxes	22,301	18,995	59,222	50,558
Income tax expense	5,459	3,132	12,409	11,339
Net income	$16,842	$15,863	$46,813	$39,219

Net income per share
Basic	$0.46	$0.44	$1.28	$1.09
Diluted	$0.45	$0.43	$1.25	$1.06

Weighted average common shares used to compute net income per share
Basic	36,728	36,093	36,584	36,104
Diluted	37,584	36,915	37,417	36,942

SPS COMMERCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities
Net income	$46,813	$39,219
Reconciliation of net income to net cash provided by operating activities
Deferred income taxes	(11,906)	(2,092)
Depreciation and amortization of property and equipment	13,964	11,983
Amortization of intangible assets	11,118	7,936
Provision for credit losses	4,004	2,889
Stock-based compensation	36,097	25,636
Other, net	1,711	43
Changes in assets and liabilities
Accounts receivable	(8,800)	(3,999)
Deferred costs	(7,543)	(7,174)
Other current and non-current assets	2,814	2,202
Accounts payable	(5,289)	129
Accrued compensation	8,073	(4,388)
Accrued expenses	(169)	(3,035)
Deferred revenue	10,042	8,261
Operating leases	(1,417)	(1,127)
Net cash provided by operating activities	99,512	76,483
Cash flows from investing activities
Purchases of property and equipment	(15,467)	(13,894)
Purchases of investments	(102,763)	(134,276)
Maturities of investments	95,000	132,500
Acquisition of business, net	(70,218)	(44,923)
Net cash used in investing activities	(93,448)	(60,593)
Cash flows from financing activities
Repurchases of common stock	—	(42,700)
Net proceeds from exercise of options to purchase common stock	5,524	2,457
Net proceeds from employee stock purchase plan activity	4,481	3,588
Net cash provided by (used in) financing activities	10,005	(36,655)
Effect of foreign currency exchange rate changes	(260)	(557)
Net increase (decrease) in cash and cash equivalents	15,809	(21,322)
Cash and cash equivalents at beginning of period	162,893	207,552
Cash and cash equivalents at end of period	$178,702	$186,230

SPS COMMERCE, INC.
NON-GAAP RECONCILIATION
(Unaudited; in thousands, except per share amounts)

Adjusted EBITDA
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$16,842	$15,863	$46,813	$39,219
Income tax expense	5,459	3,132	12,409	11,339
Depreciation and amortization of property and equipment	4,675	4,169	13,964	11,983
Amortization of intangible assets	3,788	2,998	11,118	7,936
Stock-based compensation expense	11,436	7,960	36,097	25,636
Realized (gain) loss from foreign currency on cash and investments held	(98)	1,151	(525)	2,010
Investment income	(2,635)	(586)	(5,372)	(806)
Other	1,036	—	1,170	—
Adjusted EBITDA	$40,503	$34,687	$115,674	$97,317

Adjusted EBITDA Margin
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$135,661	$114,486	$391,945	$328,857

Net income	16,842	15,863	46,813	39,219
Margin	12%	14%	12%	12%

Adjusted EBITDA	40,503	34,687	115,674	97,317
Adjusted EBITDA Margin	30%	30%	30%	30%

Non-GAAP Income per Share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$16,842	$15,863	$46,813	$39,219
Stock-based compensation expense	11,436	7,960	36,097	25,636
Amortization of intangible assets	3,788	2,998	11,118	7,936
Realized (gain) loss from foreign currency on cash and investments held	(98)	1,151	(525)	2,010
Other	1,036	—	1,170	—
Income tax effects of adjustments	(4,981)	(4,866)	(16,089)	(11,576)
Non-GAAP income	$28,023	$23,106	$78,584	$63,225

Shares used to compute net income and non-GAAP income per share
Basic	36,728	36,093	36,584	36,104
Diluted	37,584	36,915	37,417	36,942

Net income per share, basic	$0.46	$0.44	$1.28	$1.09
Non-GAAP adjustments to net income per share, basic	0.30	0.20	0.86	0.66
Non-GAAP income per share, basic	$0.76	$0.64	$2.14	$1.75

Net income per share, diluted	$0.45	$0.43	$1.25	$1.06
Non-GAAP adjustments to net income per share, diluted	0.30	0.20	0.86	0.66
Non-GAAP income per share, diluted	$0.75	$0.63	$2.11	$1.72

Contact:
Investor Relations
The Blueshirt Group
Irmina Blaszczyk & Lisa Laukkanen
SPSC@blueshirtgroup.com
415-217-4962